                         [MORGAN, LEWIS & BOCKIUS LETTERHEAD]



                                                                   June 23, 1994


Jefferies Group, Inc.
11100 Santa Monica Boulevard
Los Angeles, CA 90025

                 Re: Issuance of Senior Notes Pursuant to the Registration Statement on Form S-4

Ladies and Gentlemen:

                 We have acted as counsel to Jefferies Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer to exchange the Company's 8 7/8% Series B Senior Notes due 2004 (the "New Notes") for any and all of its outstanding 8 7/8% Senior Notes due 2004.

                 In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the By-Laws of the Company and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

                 Based on the foregoing, we are of the following opinion:

                 1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                 2. When the New Notes shall have been issued in accordance with appropriate authorizing resolutions of the Board of Directors of the Company and upon (i) the due execution, authentication and issuance of the New Notes and (ii) the delivery and exchange of the New Notes as contemplated by the Registration Statement, the New Notes will be binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be

Jefferies Group, Inc.
June 23, 1994
Page 2



limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

                 We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                               Very truly yours,

                                               /s/ MORGAN, LEWIS & BOCKIUS